EXECUTION COPY













                                VOTING AGREEMENT


                                     between

                                OLIVER GRACE, JR.

                                       and

                       COLUMBUS NOVA INVESTMENTS VIII LTD.


                              Dated August 26, 2004


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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.    Certain Definitions.....................................................1
2.    Transfer of Shares......................................................3
3.    Agreement to Vote the Voting Shares.....................................4
4.    Irrevocable Proxy.......................................................5
5.    Representations and Warranties of the Stockholder.......................5
6.    Representations and Warranties of CNI...................................6
7.    Legending of Shares.....................................................6
8.    Consent and Waiver......................................................6
9.    Disclosure..............................................................6
10.   Miscellaneous...........................................................6




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                                VOTING AGREEMENT

      This VOTING AGREEMENT (this "Agreement") is made and entered into as of August 26, 2004, by and between Columbus Nova Investments VIII Ltd., a Bahamas company ("CNI"), and the undersigned stockholder and/or option holder (the "Stockholder") of Moscow CableCom Corp., a Delaware corporation (the "Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Subscription Agreement (as defined below).

      WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options, as is indicated in columns 2, 3 and 7 of Schedule A hereto;

      WHEREAS, concurrently with the execution of this Agreement, the Company, and CNI are entering into a Series B Convertible Preferred Stock Subscription Agreement, dated as of the date hereof (the "Subscription Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, CNI will acquire 4,500,000 shares of Series B Convertible Preferred Stock of the Company, par value $.01 per share (the "Series B Preferred Stock"), that are currently convertible into 4,500,000 shares of Common Stock, par value $.01 per share of the Company (the "Common Stock");

      WHEREAS, at the Closing of the transactions contemplated in the Subscription Agreement, the Company and CNI will enter into a Series B Convertible Preferred Stock Warrant Agreement (the "Warrant Agreement") pursuant to which CNI will acquire warrants that are currently exercisable for 8,283,000 shares of Series B Preferred Stock; and

      WHEREAS, as an inducement and a condition to entering into the Subscription Agreement and the Warrant Agreement by CNI, the Stockholder has agreed to vote the Voting Shares (as defined below), so as to facilitate consummation of the transactions contemplated in the Subscription Agreement (the "Transactions");

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Certain Definitions. For all purposes of and under this Agreement, the
   -------------------
following terms shall have the following respective meanings:

(a) "Beneficially Own" or "Beneficial Ownership" means, with respect to securities, having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Exchange Act.

(b) "Convertible Debentures" means the 10 1/2% Convertible Subordinated Debentures due 2007 of the Company.

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(c)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated from time to time thereunder, all as the same shall be in effect at the time.

(d) "Expiration Time" means the earliest to occur of (i) valid termination of the Subscription Agreement pursuant to its terms, (ii) consummation of the Transactions, (iii) February 28, 2005 or (iv) the written agreement of the parties hereto to terminate this Agreement.

(e) "Series A Preferred Stock" means the Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company.

(f) "Shares" means: (i) the Voting Shares, (ii) all other securities of the Company (including all options and other rights to acquire shares of Company Common Stock) owned by the Stockholder as of the date of this Agreement and such other shares of capital stock of the Company over which the Stockholder has voting power as indicated on Schedule A, and (iii) all additional securities of the Company (including all additional shares of Common Stock and all additional options and other rights to acquire shares of Common Stock) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Time.

(g) "Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the U.S. Securities Exchange and Commission promulgated from time to time thereunder, all as the same shall be in effect at the time.

(h) "Transfer" means, with respect to a security, whether directly or indirectly (i) to sell, pledge, encumber, grant an option with respect to, transfer or otherwise dispose of such security or any interest therein (including any voting interest), or (ii) to enter into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

(i) "Voting Shares" means issued and outstanding shares of Common Stock and Series A Preferred Stock owned of record and Beneficially Owned by the Stockholder as of the date hereof (that are set out in columns 2, 3, 4 and 5 of Schedule A hereto) and acquired at any time prior to the Expiration Time.

2.    Transfer of Shares.
      ------------------

(a)   No Transfer of Shares. The Stockholder hereby agrees that, at all times
      ---------------------
      during the period commencing with the execution and delivery of this Agreement until the Expiration Time, the Stockholder shall not cause or permit any Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares without the prior written consent of CNI other than the issuance of Common Stock to the Stockholder by the Company in connection with the exercise by


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      the Stockholder of options to purchase Common Stock. Notwithstanding the foregoing, the Stockholder may Transfer Shares to a member of the Stockholder's immediate family or to a trust or other entity created by the Stockholder for tax or estate planning purposes, provided, that any such transferee agrees to assume the obligations of the Stockholder hereunder with respect to any Shares so transferred.

(b)   No Transfer of Voting Rights. The Stockholder hereby agrees that, at all
      ----------------------------
      times commencing with the execution and delivery of this Agreement until the Expiration Time, the Stockholder shall not deposit, or permit the deposit of, any Voting Shares in a voting trust, grant any proxy in respect of the Voting Shares, or enter into any voting agreement or similar arrangement or commitment with respect to any of the Voting Shares (other than, in each case, this Agreement and the Proxy (as defined in Section 4)).

3. Agreement to Vote the Voting Shares. Until the Expiration Time, at every
   -----------------------------------
meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy, the Voting Shares:

(a) in favor of the issuance of the shares of Series B Preferred Stock to CNI in accordance with the terms and conditions of the Subscription Agreement, and in favor of each of the other actions contemplated by the Subscription Agreement and the Proxy and any action required in furtherance thereof;

(b) in favor of the issuance of the shares of Series B Preferred Stock to CNI upon the exercise of the Warrants to be granted to CNI in accordance with the terms and conditions of the Warrant Agreement, and in favor of each of the other actions contemplated by the Warrant Agreement and the Proxy and any action required in furtherance thereof;

(c) in favor of the approval of the Certificate of Amendment of the Certificate of Incorporation of the Company, including, without limitation, for purposes of increasing the number of authorized Common Stock and providing for the designation of the Series B Preferred Stock;

(d) in favor of any matter that could reasonably be expected to facilitate the Transactions, including waiving any notice that may be required relating to the issuance of the Series B Preferred Stock to CNI;

(e)   in favor of an amendment to the 2003 Stock Option Plan of the Company;

(f) against approval of any proposal made in opposition to, or in competition with, consummation of the Transactions; and

(g) against any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Transactions.

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      Prior to the Expiration Time, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

      It is hereby acknowledged that as of the date hereof the Stockholder serves as a member of the Board of Directors of the Company. For the avoidance of doubt, nothing herein shall preclude or limit the Stockholder, solely in his capacity as a Director of the Company (and without reference to exercising any of his rights as a stockholderof the Company), from performing his duties, obligations and responsibilities as a member of the Board of Directors pursuant to the Delaware General Corporation Law, the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002.

4. Irrevocable Proxy. Concurrently with the execution of this Agreement, the
   -----------------
Stockholder agrees to deliver and delivers to CNI a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be coupled with an interest and, until the Expiration Time, be irrevocable to the fullest extent permitted by applicable law, with respect to any Voting Shares.

5. Representations and Warranties of the Stockholder. The Stockholder hereby
   -------------------------------------------------
represents and warrants to CNI that, as of the date hereof and at all times until the Expiration Time:

(a) the Stockholder is (and will be, except with respect to any Shares that are Transferred in compliance with Section 2(a)) the Beneficial Owner of the Shares;

(b) the Voting Shares are, and the Shares will be, unless Transferred in compliance with Section 2(a), free and clear of any Encumbrances of any kind or nature;

(c) the Stockholder does not and will not beneficially own any securities of the Company or rights to acquire any securities of the Company other than the Shares;

(d) the Stockholder has and will have, with respect to all of the Shares, the legal capacity and all requisite power and authority to make, enter into and (except with respect to any Shares that are Transferred in compliance with Section 2(a)) perform the terms of this Agreement and the Proxy;

(e) this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity;

(f) the execution and delivery of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby will not, conflict with or violate any Governmental Order or permit applicable to the Stockholder or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair the Stockholder's rights or alter the rights or obligations of any third party under, any contract, agreement or other arrangement applicable to the Shares; and


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(g)   except as expressly contemplated hereby, or set out on Schedule A hereto the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders' agreement, partnership agreement or voting trust.

6. Representations and Warranties of CNI. CNI hereby represents and warrants to
   -------------------------------------
the Stockholder that, as of the date hereof and at all times until the Expiration Time:

(a) CNI has the legal capacity and all requisite power and authority to make, enter into and perform the terms of this Agreement and the Proxy;

(b) this Agreement has been duly and validly executed and delivered by CNI and constitutes the valid and binding obligation of CNI, enforceable against CNI in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; and

(c) the execution and delivery of this Agreement by CNI do not, and the consummation of the transactions contemplated hereby will not, conflict with or violate any material Governmental Order or permit applicable to CNI, except where such conflicts, violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of CNI to perform its obligations hereunder.

7. Legending of Shares. If so requested by CNI, the Stockholder hereby agrees
   -------------------
that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. The Stockholder hereby agrees that the Stockholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

8. Consent and Waiver. The Stockholder (not in his or her capacity as a director
   ------------------
or officer of the Company) agrees to give any consent or waiver that is reasonably required under the terms of any agreement to which the Stockholder is a party which consent or waiver is required solely because of the consummation of the Transactions.

9. Disclosure. The Stockholder hereby agrees to permit the Company to publish
   ----------
and disclose in the Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission) and for the Company and CNI to publish and disclose in any press release or other disclosure document that either the Company or CNI determines to be necessary or desirable in connection with the Transactions the existence and terms of this Agreement.

10. Miscellaneous.
    -------------

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(a)   Amendments and Waivers. No amendment of any provision of this Agreement
      ----------------------
      shall be valid unless the same shall be in writing and signed by the parties. Either party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other party,
      (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

(b)   Notices. All notices and other communications hereunder shall be in
      -------
      writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day or the receipt is after 5 p.m.) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day or the receipt is after 5 p.m.) if delivered by courier. Subject to the foregoing, all notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                     (i)   if to CNI, to:

                           Columbus Nova Investments VIII Ltd.
                           590 Madison Avenue
                           38th Floor
                           New York, NY 10022
                           United States
                           Attention: Ivan Isakov
                           Facsimile:  +1-212-308-6623

                           with a courtesy copy (which shall not constitute notice to CNI) to:

                           Skadden, Arps, Slate, Meagher and Flom LLP
                           An der Welle 5
                           60322 Frankfurt am Main
                           Germany
                           Attention: Hilary Foulkes
                           Facsimile No.:  +49-69-74220300

                    (ii) if to the Stockholder, to the address set forth on the signature page of this Agreement, with a copy (which shall not constitute notice to the Stockholder) to:


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                                                                 EXECUTION COPY

                           Oliver Grace, Jr.
                           405 Park Avenue
                           Suite 1203
                           New York, NY 10022
                           Facsimile: +1-212-888-5620

(c)   Headings. The descriptive headings contained in this Agreement are for
      --------
      convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)   Interpretation. References in this Agreement to sections, paragraphs,
      --------------
      clauses, schedules and exhibits are to sections, paragraphs, clauses, schedules and exhibits in or to this Agreement unless otherwise indicated. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time. Unless the context otherwise requires, references herein to any Person include its successors and assigns.

(e)   Counterparts. This Agreement may be executed in any number of counterparts
      ------------
      and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(f)   Entire Agreement. This Agreement and the Proxy constitute the entire
      ----------------
      agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

(g)   Severability. If any provision of this Agreement is invalid, illegal or
      ------------
      incapable of being enforced by any law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.


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(h)   Specific Performance. The parties agree that irreparable harm would occur
      --------------------
      in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that would be suffered by the parties in the event that this Agreement were not performed in accordance with its terms or conditions or were otherwise breached. It is accordingly hereby agreed that the parties shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other party and to enforce specifically such terms and conditions of this Agreement, such remedy being in addition to and not in lieu of any other rights and remedies to which the other Party is entitled to at law or in equity.

(i)   Governing Law. This Agreement shall be governed by and construed in
      -------------
      accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(j)   Rules of Construction.
      ---------------------

            (i)   Construction. The parties have participated jointly in the
                  ------------
                  negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

            (ii)  Adequate Counsel. Each of the parties hereby represents and
                  ----------------
                  warrants that it and its legal counsel have adequate information regarding the terms of this Agreement, the scope and effect of the transactions contemplated hereby and all other matters encompassed by this Agreement to make an informed and knowledgeable decision with regard to entering into this Agreement.

(k)   Binding Effect; Assignment. The Stockholder may not assign either this
      --------------------------
      Agreement or any of the rights, interests, or obligations hereunder without the prior written approval of CNI. Any purported assignment in violation of this Section 10(k) shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(l)   Waiver of Jury Trial. EACH OF CNI AND THE STOCKHOLDER HEREBY IRREVOCABLY
      --------------------
      WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF

      OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF CNI OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.



                        [SIGNATURE ON THE FOLLOWING PAGE]



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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                    COLUMBUS NOVA INVESTMENTS VIII LTD.


                                    By: /s/ Andrew Intrater
                                        ------------------------------
                                        Name:  Andrew Intrater
                                        Title: Managing Partner


                                    OLIVER GRACE, JR.


                                    By: /s/ Oliver R. Grace, Jr.
                                        ------------------------------
                                        Name:  Oliver R. Grace, Jr.
                                        Title:


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                                                                                                             Schedule A


                                             Stockholder Beneficial Ownership of Shares
                                             ------------------------------------------


------------- ----------- -------------- ------------- ----------- -------------- --------------- ------------------- ----------
     1            2             3             4            5             6              7                 8               9
------------- ----------- -------------- ------------- ----------- -------------- --------------- ------------------- ----------
Name of       Number of   Number of      Number of     Number of   Number of      Number of       Amount of           Number
Stockholder   Shares of   Other Shares   Shares of     Other       Shares of      Shares of       Convertible         of
              Common      of Common      Series A      Shares of   Common Stock   Common Stock    Debentures Owned    Shares
              Stock       Stock Over     Preferred     Series A    Owned Upon     Owned Upon                          of
              Owned       which          Stock Owned   Preferred   Conversion     Exercise of                         Common
                          Stockholder                  Stock       of Series A    Options                             Stock
                          Has Voting                   Over        Preferred                                          Owned
                          Power                        which       Stock                                              Upon
                                                       Stockholder                                                    Conversion
                                                       Has                                                            of
                                                       Voting                                                         Convertible
                                                       Power                                                          Debentures
------------- ----------- -------------- ------------- ----------- -------------- --------------- ------------------- ----------
Oliver Grace  28,700      154,786        0             17,973      45,574         7,500           $270,000            16,698
------------- ----------- -------------- ------------- ----------- -------------- --------------- ------------------- ----------



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                                                                      Exhibit A

                                IRREVOCABLE PROXY

The undersigned Stockholder of Moscow CableCom Corp., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints the executive officers and members of the Board of Directors of Columbus Nova Investments VIII Ltd., a Bahamas corporation ("CNI"), and each of them initially, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the Voting Shares, as defined in the Voting Agreement of even date herewith by and between CNI and the undersigned Stockholder (the "Voting Agreement") in accordance with the terms of this Proxy. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Voting Agreement.

The Voting Shares beneficially owned by the undersigned Stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Voting Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Voting Shares until after the Expiration Time.

Until the Expiration Time, this Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest, is granted pursuant to the Voting Agreement, and is granted in consideration of CNI entering into the Subscription Agreement and the Warrant Agreement. The Subscription Agreement provides for CNI acquiring 4,500,000 shares of Series B Preferred Stock of the Company that are currently convertible into 4,500,000 shares of Common Stock of the Company. The Warrant Agreement will provide for CNI acquiring warrants that are currently exercisable for 8,283,000 shares of Series B Preferred Stock.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Time, to act as the undersigned's attorney and proxy to vote the Voting Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Voting Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

(a) in favor of the issuance of the shares of Series B Preferred Stock to CNI in accordance with the terms and conditions of the Subscription Agreement, and in favor of each of the other actions contemplated by the Subscription Agreement and this Proxy and any action required in furtherance thereof;

(b) in favor of the issuance of the shares of Series B Preferred Stock to CNI upon the exercise of the Warrants to be granted to CNI in accordance with


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      the terms and conditions of the Warrant Agreement, and in favor of each of the other actions contemplated by the Warrant Agreement and this Proxy and any action required in furtherance thereof;

(c) in favor of the approval of the Certificate of Amendment of the Certificate of Incorporation of the Company, including, without limitation, for purposes of increasing the number of authorized Common Stock and providing for the designation of the Series B Preferred Stock;

(d) in favor of any matter that could reasonably be expected to facilitate the Transactions, including waiving any notice that may be required relating to the issuance of the Series B Preferred Stock to CNI;

(e)   in favor of an amendment to the 2003 Stock Option Plan of the Company;

(f) against approval of any proposal made in opposition to, or in competition with, consummation of the Transactions; and

(g) against any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Transactions.

The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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This Proxy is irrevocable (to the fullest extent permitted by law) until the
Expiration Time and shall terminate, and be of no further force and effect, automatically upon the Expiration Time.

Dated: August 26, 2004



Signature of Stockholder:  /s/ Oliver R. Grace, Jr.
                           -------------------------------

Print Name of Stockholder: Oliver R. Grace, Jr.
                           -------------------------------

Shares Beneficially Owned:

                           183,486 shares of Company Common Stock
                           -------
                            17,973 shares of Series A Cumulative Convertible
                           ------- Preferred Stock Owned


                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]